Phoenix Group Corporation Selected by Major Market Maker
Thursday June 10, 6:30 am ET

DALLAS--(BUSINESS WIRE)--June 10, 2004--

The Phoenix Group Corporation (Pink Sheets:PXGP - News) announced today that it has secured a market maker that has filed the necessary forms to move trading of the company's common stock from the Pink Sheets to the Nasdaq Bulletin Board system, now that the company has become fully reporting with the filing of Forms 10-KSB and 10-QSB.
Ron Lusk, Chairman and Chief Executive Officer of The Phoenix Group Corporation, said, "We are pleased to announce the achievement of this necessary milestone in our strategic plan to enhance shareholder value. It is an important step that should improve both liquidity and accessibility of our common stock."

About The Phoenix Group Corporation

The Phoenix Group Corporation (www.pxgp.com) is a Delaware corporation organized in June 1988. Management has undertaken a strategic business plan to reposition the company through new initiatives involving targeted acquisitions in high growth industries. The company recently acquired Lighting Science, Inc. of Las Vegas, Nevada, a designer of energy efficient LED lighting solutions (www.lightingscience.com).

Certain statements in the press release constitute "forward-looking statements" relating to The Phoenix Group Corporation and its subsidiaries within the meaning of the Private Securities Litigation Reform Act of 1995. All statements regarding future events, our financial performance and operating results, our business strategy and our financing plans are forward-looking statements. In some cases you can identify forward-looking statements by terminology such as "may," "will," "would," "should," "could," "expect," "intend," "plan," "anticipate," "believe," "estimate," "predict, " "potential" or "continue, " the negative of such terms or other comparable terminology. These statements are only predictions. Known and unknown risks, uncertainties and other factors could cause actual results to differ materially from those contemplated by the statements. In evaluating these statements, you should specifically consider various factors that may cause our actual results to differ materially from any forward-looking statements.

Contact:
The Phoenix Group Corporation
Kathy Fuller, 214-382-3641